EXHIBIT 4.5
                                                           -----------

                    FIFTH AMENDMENT TO CREDIT AGREEMENT


     THIS FIFTH AMENDMENT TO CREDIT AGREEMENT, dated as of June 1, 1995 (herein called this "Amendment"), is entered into by and among TRIANGLE PACIFIC CORP., a Delaware corporation (herein called the "Borrower"), the various financial institutions as are or may become parties to the Credit Agreement referenced below (collectively, the "Lenders"), and THE BANK OF NOVA SCOTIA, as agent (in such capacity, the "Agent") for the Lenders. Unless otherwise defined, terms defined in the Credit Agreement are used herein with the same meaning.

                          W I T N E S S E T H:
                          - - - - - - - - - -

      WHEREAS, the Borrower, the Lenders, the Co-Agent and the Agent have heretofore entered into a certain Credit Agreement, dated as of August 4, 1993, as amended by Amendment No. 1 to Credit Agreement dated as of August 9, 1993, Amendment No. 2 to Credit Agreement dated as of August 11, 1993, Amendment No. 3 to Credit Agreement dated as of August 13, 1993 and Fourth Amendment to Credit Agreement dated as of December 2, 1994 (such agreement, as so amended, herein called the "Credit Agreement"); and

     WHEREAS, the Borrower and the Lenders now desire to amend the Credit Agreement in certain respects, as hereinafter provided,

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower, the Lenders, and the Agent hereby agree as follows:

1. Amendment of Section 1.1. Effective as of the date this Amendment is effective pursuant to Section 6 hereof, Section 1.1 of the Credit Agreement is hereby amended as follows:

          (i) The definition of "LIBO Rate Margin" is hereby amended to read in its entirety as follows:

               "LIBO Rate Margin" means, with respect to any LIBO Rate Loan, a per annum rate based on reference to the Leverage Ratio and Interest Coverage Ratio, in each case as indicated in the Compliance Certificate most recently delivered pursuant to clause (d) of Section 7.1.1, equal to:

               (a) 0.875% per annum, if the Leverage Ratio is less than 0.50:1 and the Interest Coverage Ratio is greater than 4.00:1;

               (b) 1.375% per annum, if the Leverage Ratio is less than 0.60:1 and the Interest Coverage Ratio is greater than 3.00:1 and the foregoing clause (a) does not apply;

               (c) 1.75% per annum, if the Leverage Ratio is less than 0.65:1 and the Interest Coverage Ratio is greater than 2.75:1 and the foregoing clauses (a) and (b) do not apply;

               (d) 1.875% per annum, if the Leverage Ratio is less than 0.71:1 and the Interest Coverage Ratio is greater than 2.50:1 and the foregoing clauses (a), (b) and
                    (c) do not apply; and

               (e) 2.375% per annum, if the Leverage Ratio is 0.71 or greater and the Interest Coverage Ratio is 2.50:1 or less.

          The LIBO Rate Margin shall only be increased or decreased from the then existing LIBO Rate Margin if each of the Interest Coverage Ratio and Leverage Ratio (as reflected in the most recently delivered Compliance Certificate) is contained within the ranges set forth in the same clause (a), (b), (c), (d) or
          (e) above.

          (ii) The following definition is hereby added to Section 1.1 of the Credit Agreement immediately preceding the definition of "Commitment Termination Date":

               "Commitment Fee Rate" means, with respect to the commitment fee set forth in Section 3.3.1, a per annum rate determined by reference to the Leverage Ratio and Interest Coverage Ratio, in each case as indicated in the Compliance Certificate most recently delivered pursuant to clause (d) of Section 7.1.1, equal to:

               (a) 0.25% per annum, if the Leverage Ratio is less than 0.50:1 and the Interest Coverage Ratio is greater than 4.00:1;

               (b) 0.375% per annum, if the Leverage Ratio is less than 0.65:1 and the Interest Coverage Ratio is greater than 2.75:1 and the foregoing clause (a) does not apply; and

               (c) 0.50% per annum, if the Leverage Ratio is 0.65:1 or greater and the Interest Coverage Ratio is 2.75:1 or less.

          The Commitment Fee Rate shall only be increased or decreased from the then existing Commitment Fee Rate if each of the Interest Coverage Ratio and Leverage Ratio (as reflected in the most recently delivered Compliance Certificate) is contained within the ranges set forth in the same clause (a),
          (b) or (c) above.

          (iii) The following definition is hereby added to Section 1.1 of the Credit Agreement immediately preceding the definition of "Leverage Ratio":

               "Letter of Credit Rate" means, with respect to any Letter of Credit, a per annum rate based on reference to the Leverage Ratio and Interest Coverage Ratio, in each case as indicated in the Compliance Certificate most recently delivered pursuant to clause (d) of Section 7.1.1, equal to:

               (a) 0.875% per annum, if the Leverage Ratio is less than 0.50:1 and the Interest Coverage Ratio is greater than 4.00:1;

               (b) 1.375% per annum, if the Leverage Ratio is less than 0.60:1 and the Interest Coverage Ratio is greater than 3.00:1 and the foregoing clause (a) does not apply;

               (c) 1.75% per annum, if the Leverage Ratio is less than 0.65:1 and the Interest Coverage Ratio is greater than 2.75:1 and the foregoing clauses (a) and (b) do not apply;

               (d) 1.875% per annum, if the Leverage Ratio is less than 0.71:1 and the Interest Coverage Ratio is greater than 2.50:1 and the foregoing clauses (a), (b) and
                    (c) do not apply; and

               (e) 2.375% per annum, if the Leverage Ratio is 0.71 or greater and the Interest Coverage Ratio is 2.50:1 or less.

          The Letter of Credit Rate shall only be increased or decreased from the then existing Letter of Credit Rate if each of the Interest Coverage Ratio and Leverage Ratio (as reflected in the most recently delivered Compliance Certificate) is contained within the ranges set forth in the same clause (a),
          (b), (c), (d) or (e) above.

2. Amendment of Section 3.3.1. Effective as of the date this Amendment is effective pursuant to Section 6 hereof, Section 3.3.1 of the Credit Agreement is hereby amended by deleting the phrase "1/2 of 1% per annum" appearing in the first sentence of such Section and inserting in its place the phrase "the applicable Commitment Fee Rate".

3. Amendment of Section 3.3.3. Effective as of the date this Amendment is effective pursuant to Section 6 hereof, Section 3.3.3 of the Credit Agreement is hereby amended by deleting the phrase "2.50% per annum" appearing in the first sentence of such Section and inserting in its place the phrase "the applicable Letter of Credit Rate".

4.        Removal of Citicorp USA, Inc. as a Lender and as Co-Agent;
Reduction of Revolving Loan Commitment Amount and Reallocation of
Percentages.

          (a) On the date of the payment by the Borrower to Citicorp USA, Inc. ("Citicorp") pursuant to Section 6.B. hereof (such date, the "Payoff Date"), the Commitments of Citicorp shall terminate, Citicorp shall cease to be the "Co-Agent" and shall cease to be a "Lender", Citicorp shall relinquish its rights and be released from its obligations under the Credit Agreement (except for rights and obligations under those provisions of the Credit Agreement specified in
Section 10.5 to survive termination thereof with respect to obligations (contingent or otherwise) existing, or related to or arising out of events or conditions occurring, while it was a Co-Agent or Lender), and Citicorp shall deliver to the Agent (for delivery to the Borrower), the Note then held by Citicorp marked "cancelled." Notwithstanding Section
4.8 of the Credit Agreement, Citicorp shall not be required to purchase participations from the other Lenders on account of the payment received by Citicorp from the Borrower in accordance with the Section 6.B. of this Agreement, and Citicorp shall be entitled to retain such payment.

          (b)     In addition, on the Payoff Date pursuant to Section
2.2.1 of the Credit Agreement the Revolving Loan Commitment Amount shall be irrevocably reduced to $70,000,000, and the respective Percentages of the Lenders shall be adjusted as set forth opposite each Lender's signature hereto.

5. Representations and Warranties. To induce the Lenders and the Agent to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, the representations and warranties contained in Article VI of the Credit Agreement (except to the extent such representations and warranties relate solely to an earlier date) and additionally represents and warrants as follows:

     (i) The Borrower and each of its Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the State or jurisdiction of its incorporation, is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the failure so to qualify could have a Material Adverse Effect and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Amendment and each Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

     (ii) The execution, delivery and performance by the Borrower of this Amendment are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not

               (A)  contravene the Borrower's Organic Documents;

               (B) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or

               (C) result in, or require the creation or imposition of, any Lien on any of the Borrower's properties.

     (iii) Except for those which have been received or made, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Amendment.

     (iv) This Amendment is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effect of (i) bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity, whether applied by a court of law or equity.

     (v) Except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 6.7 of the Credit Agreement, no labor controversy, litigation, arbitration or governmental investigation or proceeding is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which could have a Material Adverse Effect, and no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 of the Credit Agreement which could have a Material Adverse Effect. Other than any liability incident to such labor controversy, litigation, arbitration or proceedings, none of the Borrower or its Subsidiaries has any material contingent liabilities not disclosed in writing to the Agent.

     (vi) The Revolving Loan Commitment Amount, after giving effect to the reduction thereof on the Payoff Date pursuant to Section 4 of this Amendment, will not be less than (x) the then aggregate outstanding principal amount of all Revolving Loans, Swing Line Loans and Letter of Credit Outstandings or (y) the then existing Letter of Credit Commitment Amount.

6. Conditions to Effectiveness. The effectiveness of this Amendment (including without limitation the effectiveness of Sections 1 through 3 hereof) is conditioned upon (A) receipt by the Agent of all the following documents, each in form and substance satisfactory to the
Agent:

          (i) A certificate of the Secretary or an Assistant Secretary of the Borrower as to resolutions of its Board of Directors (or an authorized committee thereof) then in full force and effect authorizing the execution, delivery and performance of this Amendment and the incumbency and signatures of those of its officers authorized to act with respect to this Amendment;

          (ii) The opinion of Darryl Marchand, Esq., counsel to the Borrower, in form and substance satisfactory to the Agent;

          (iii) A Consent and Acknowledgment, substantially in the form of Exhibit A hereto, duly executed by Worldwide
                Kitchens;

          (iv) Such other documents as the Agent shall have reasonably requested; and

     (B) Payment in full by the Borrower to Citicorp of all monetary Obligations then owing to Citicorp.

          Promptly upon the satisfaction of those conditions set forth in clauses (A) and (B) above, the Agent shall notify each Lender and the Borrower that such conditions have been satisfied and that this Amendment is effective as of the date of such notice.

7. Effect of Amendment. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

8. Governing Law; Etc. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. All obligations of the Borrower and rights of the Agent and the Lenders expressed herein shall be in addition to and not in limitation of those provided by applicable law. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

9. Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts.

10. Successors and Assigns. This Amendment shall be binding upon the Borrower, the Agent and each Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent and each Lender and the successors and assigns of each.

11. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

12. WAIVER OF JURY TRIAL. THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AMENDMENT.


     [SIGNATURES FOLLOW]


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereto duly authorized as of the day and year first written above.

                                     TRIANGLE PACIFIC CORP.


                                     By
                                       Title


PERCENTAGE                           THE BANK OF NOVA SCOTIA, as Agent
                                     and Lender


42.8571429%                          By
                                       Title


                                     BANK OF AMERICA NT&SA


28.5714286%                          By
                                       Title



                                     By
                                       Title


                                     BANQUE PARIBAS


14.2857143%                          By
                                       Title


                                     By
                                       Title


                                     COMERICA BANK - TEXAS


14.2857143%                          By
                                       Title

For purposes of Section 4 of
  this Amendment:

CITICORP USA, INC.


By
   Title



                           CONSENT AND ACKNOWLEDGMENT


     The undersigned, by its signature hereto, acknowledges and agrees to the terms and conditions of that certain Fifth Amendment to Credit Agreement, dated as of June 1, 1995 (the "Amendment"). The undersigned acknowledges and reaffirms its obligations owing under its Subsidiary Guaranty and agrees that such Guaranty shall remain in full force and effect. Although the undersigned has been informed by the Borrower of the matters set forth in the Amendment, and the undersigned has acknowledged and agreed to same, the undersigned understands that the Lenders have no duty to notify Subsidiary Guarantor or to seek Subsidiary Guarantor's acknowledgment or agreement, and nothing contained herein shall create such a duty as to any transactions hereafter.

     Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement dated as of August 4, 1993 among Triangle Pacific Corp., as the Borrower, certain commercial lending institutions, as the Lenders, Citicorp USA, Inc., as the Co-Agent for the Lenders and The Bank of Nova Scotia, as the Agent for the Lenders.

                                    WORLDWIDE KITCHENS, INC.



                                    By:
                                    Name:
                                    Title: